                                                                   Exhibit 10.72

                                      LEASE

LANDLORD: JLP-HARVARD PARK, LLC
          1798 FREBIS AVENUE
          COLUMBUS OH 43206-0410

TENANT:   DSW INC.
          4150 EAST FIFTH AVENUE
          COLUMBUS, OHIO 43219

PREMISES: Approximately 20,000 square feet at Chagrin Highlands, Warrensville, Ohio

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  PREMISES.....................................................     3
SECTION 2.  LANDLORD'S AND TENANT'S WORK.................................     3
SECTION 3.  TERM.........................................................     5
SECTION 4.  MINIMUM RENT.................................................     6
SECTION 5.  PERCENTAGE RENT..............................................     7
SECTION 6.  TITLE ENCUMBRANCES; LANDLORD REPRESENATATIONS,
WARRANTIES AND COVENANTS.................................................     8
SECTION 7.  RIGHT TO REMODEL.............................................    10
SECTION 8.  UTILITIES....................................................    10
SECTION 9.  GLASS........................................................    11
SECTION 10. PERSONAL PROPERTY............................................    11
SECTION 11. RIGHT TO MORTGAGE............................................    11
SECTION 12. SUBLEASE OR ASSIGNMENT.......................................    11
SECTION 13. COMMON AREAS.................................................    12
SECTION 14. OPERATION OF COMMON AREAS....................................    12
SECTION 15. COMMON AREA MAINTENANCE, TENANT'S SHARE......................    13
SECTION 16. EMINENT DOMAIN...............................................    15
SECTION 17. TENANT'S TAXES...............................................    15
SECTION 18. RISK OF GOODS................................................    15
SECTION 19. USE AND OCCUPANCY............................................    15
SECTION 20. NUISANCES....................................................    18
SECTION 21. WASTE AND REFUSE REMOVAL.....................................    18
SECTION 22. DAMAGE AND DESTRUCTION OF PREMISES...........................    18
SECTION 23. LANDLORD REPAIRS.............................................    19
SECTION 24. TENANT'S REPAIRS.............................................    19
SECTION 25. COVENANT OF TITLE AND PEACEFUL POSSESSION....................    20
SECTION 26. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY.................    21
SECTION 27. REAL ESTATE TAXES............................................    23
SECTION 28. TENANT'S INSURANCE CONTRIBUTION..............................    24
SECTION 29. FIXTURES.....................................................    25
SECTION 30. SURRENDER....................................................    25
SECTION 31. HOLDING OVER.................................................    25
SECTION 32. NOTICE.......................................................    25
SECTION 33. DEFAULT......................................................    25
SECTION 34. WAIVER OF SUBROGATION........................................    28
SECTION 35. LIABILITY OF LANDLORD; EXCULPATION...........................    28
SECTION 36. RIGHTS CUMULATIVE............................................    28
SECTION 37. MITIGATION OF DAMAGES........................................    29

SECTION 38. SIGNS........................................................    29
SECTION 39. ENTIRE AGREEMENT.............................................    29
SECTION 40. TENANT'S PROPERTY............................................    29
SECTION 41. BINDING UPON SUCCESSORS......................................    30
SECTION 42. HAZARDOUS SUBSTANCES.........................................    30
SECTION 43. TRANSFER OF INTEREST.........................................    31
SECTION 44. ACCESS TO PREMISES...........................................    31
SECTION 45. HEADINGS.....................................................    31
SECTION 46. NON-WAIVER...................................................    31
SECTION 47. SHORT FORM LEASE.............................................    31
SECTION 48. ESTOPPEL CERTIFICATE.........................................    31
SECTION 49. TENANT'S REIMBURSEMENT.......................................    32
SECTION 50. TENANT'S TERMINATION RIGHT...................................    32
SECTION 51. NO BROKER....................................................    32
SECTION 52. UNAVOIDABLE DELAYS...........................................    32
SECTION 53. TIMELY EXECUTION OF LEASE....................................    33
SECTION 54. ACCORD AND SATISFACTION......................................    33
SECTION 55. WAIVER OF JURY TRIAL.........................................    33
SECTION 56. LEASEHOLD FINANCING..........................................    33

LIST OF EXHIBITS:

EXHIBIT "A"   SITE PLAN
EXHIBIT "B"   LEGAL DESCRIPTION
EXHIBIT "C"   LANDLORD'S WORK
EXHIBIT "D"   TENANT'S WORK
EXHIBIT "E"   EXISTING USE EXCLUSIVES AND PROHIBITED USES
EXHIBIT "F"   SIGNAGE
EXHIBIT "G"   TENANT IMPROVEMENTS
EXHIBIT "H"   LANDLORD'S WAIVER
EXHIBIT "I"   RECOGNITION AND NON-DISTURBANCE AGREEMENT (FEE MORTGAGEE)

                                     LEASE

     THIS AGREEMENT OF LEASE, made this 7th day of April, 2006, by and between JLP-HARVARD PARK, LLC, an Ohio limited liability company (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, and DSW INC., an Ohio corporation (hereinafter referred to as "Tenant") with offices at 4150 East Fifth Avenue, Columbus, Ohio 43219.

                                   WITNESSETH:

SECTION 1. PREMISES

     (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant premises comprised of approximately 20,000 square feet of leasable space (the "Premises") in the shopping center owned by Landlord containing approximately 230,000 square feet of leasable space on approximately 25 acres and commonly known as Chagrin Highlands, in the City of Cleveland, County of Cuyahoga and State of Ohio (the "Center"). The location, size, and area of the Premises and of the Center as of the Commencement Date (defined below) will be substantially as shown on Exhibit "A" attached hereto and made a part hereof (the "Site Plan"). A legal description of the Center is attached hereto as Exhibit "B" and made a part hereof.

     (b) The square footage specified in Section 1(a) shall be certified to Tenant by Landlord's architect prior to the Rent Commencement Date (defined in Section 3(b) below). Tenant shall have ninety (90) days from the receipt of such certification to verify or object to Landlord's measurement. If Tenant objects to Landlord's measurement within said ninety (90) day period, the parties shall work together in good faith to resolve the differing square footage calculations. In computing the square footage of the Premises, the Premises shall be measured from the exterior surface of exterior walls and the middle of interior walls, excluding the square footage of any mechanical and utility rooms, escalators, elevators, stairs and any other common area space located within the Premises. If the square footage of the Premises as verified and confirmed by Tenant pursuant to this Section 1(b) is less than the size specified in Section 1(a), Base Rent (defined in Section 4(a) below) and other charges shall be proportionately adjusted, but the foregoing shall not be construed as permitting a material variance in dimensions or area.

     (c) Landlord covenants that the Center is or shall be developed in accordance with the Site Plan and that it shall be used as a retail shopping center throughout the term of this Lease. Landlord shall not take or consent to any action which materially adversely affects access to, visibility of, parking for or use of the Premises. Notwithstanding the foregoing, no modification or replacement to the Center shall (i) reduce the ratio of parking spaces (for standard size American cars) to gross leasable area of buildings in the Center below five (5) spaces per 1,000 square feet of leasable space, (ii) alter or make any changes, including any reduction or rearrangement of parking spaces, to that portion of the Center indicated on the Site Plan as the "Protected Area",
(iii) interfere with truck access to the loading doors of the Premises, (iv) materially adversely interfere with customer access to the Premises, (v) materially adversely interfere with the visibility of the Premises from the roads providing direct access to the Center, or (vi) result in the construction of any buildings in the area designated "No Build Area" on the Site Plan. In performing any construction work, repairs or maintenance in the Center permitted under this Lease after Tenant has taken physical possession of the Leased Premises, Landlord shall use good faith, commercially reasonable efforts to prevent any interference with parking for, access to or visibility or use of the Premises or the business of Tenant or any subtenant or licensee of Tenant.

SECTION 2. LANDLORD'S AND TENANT'S WORK

     (a) Prior to delivery of possession of the Premises to Tenant, Landlord shall construct, at its expense, the improvements to the Premises described on Exhibit "C" attached hereto and made a part hereof consistent with plans and specifications approved by Tenant as set forth in Section 2(e) below (the "Landlord's Work"). Landlord agrees to deliver the Premises to Tenant with Landlord's Work substantially completed (as defined in Section 2(c)) between July

15, 2006 and September 15, 2006 (the "Delivery Period"). Landlord shall give Tenant notice (the "Estimated Delivery Notice") no later than April 1, 2006 of the status of Landlord's construction and the estimated date that Landlord shall deliver the Premises to Tenant with Landlord's Work substantially completed (the "Estimated Delivery Date"). Landlord may revise the Estimated Delivery Date any time prior to May 1, 2006 (the "Final Delivery Notice Date"), by which time Landlord shall have given Tenant a final notice (the "Final Delivery Notice") of a firm delivery date (the "Final Delivery Date") upon which the Landlord's Work shall be substantially completed and the Leased Premises delivered to Tenant. Upon the sending of the Final Delivery Notice, Landlord shall have no further right to modify the Final Delivery Date. Neither the Estimated Delivery Date nor the Final Delivery Date shall be (y) earlier than (i) thirty (30) days after the date Tenant receives the Estimated Delivery Notice or the Final Delivery Notice, as applicable, or (ii) the first day of the Delivery Period or (z) later than the last day of the Delivery Period. If Landlord does not provide a Final Delivery Notice on or before the earlier of the Final Delivery Notice Date and thirty (30) days prior to the Estimated Delivery Date or if the date provided for in such Final Delivery Notice does not comply with the requirements of this
Section 2, the Estimated Delivery Date shall be deemed to be the Final Delivery Date, provided such date complies with the requirements of this Section 2. If Landlord does not provide an Estimated Delivery Date on or before the Final Delivery Notice Date or if such date does not comply with the requirements of this Section 2, then the Final Delivery Date shall be deemed to be the last day of the Delivery Period.

     (b) In the event that the Premises and Landlord's Work are not substantially completed and delivered to Tenant on or before the Final Delivery Date, the Base Rent due hereunder shall be adjusted so that, after the Rent Commencement Date, Tenant shall receive a credit against Base Rent thereafter due Landlord equal to one (1) day of Base Rent for each day after the Final Delivery Date until delivery of the Premises is made to Tenant consistent with the terms of this Lease, including substantial completion of the Landlord's Work. Tenant shall not be obligated to accept possession of the Premises prior to the later of (a) substantial completion of Landlord's Work, (b) the first day of the Delivery Period and (c) the Final Delivery Date. Time is of the essence regarding all dates set forth in this Section 2.

     (c) For purposes of this Lease, the Landlord's Work shall be deemed "substantially completed" when (i) all of the Landlord's Work has been completed except for "punch list items" that do not affect the Tenant's use of or the appearance of the Premises or Tenant's ability to perform Tenant's Work (as defined in Section 2(f) below), (ii) Landlord has satisfied the requirements of
Section 2(g), and (iii) Tenant has been furnished with a fully executed non-disturbance agreement from the holder(s) of any then existing Mortgages, which agreement is consistent with Section 11 of this Lease. Landlord shall complete the punch list items within thirty (30) days of the date Tenant notifies Landlord of same. Upon performance of such punch list, Tenant shall promptly acknowledge Landlord's completion thereof. Punch list items shall not be deemed completed until an authorized representative of Tenant has provided Landlord written acknowledgment of same. Landlord agrees that any and all work performed by Landlord after delivery of the Leased Premises to Tenant shall not unreasonably interfere with Tenant's performance of Tenant's Work, and Landlord shall be responsible for any and all costs resulting from any such unreasonable interference.

     (d) Actual possession of the Premises shall have been delivered to Tenant water-tight, free of Hazardous Substances, in a good, structurally sound condition, with all of Landlord's Work substantially completed, which substantial completion shall be evidenced by Landlord's architect to Tenant.

     (e) The Landlord's Work and Tenant's Work shall be performed (i) in a good and workmanlike manner and in accordance with plans and specifications approved by the other party, which approval shall not be unreasonably withheld or delayed and (ii) in compliance with all applicable governmental codes, laws, ordinances and regulations.

     (f) Landlord and Tenant agree that they shall conduct a joint walk through of the Premises approximately two (2) weeks prior to the Final Delivery Date to ascertain the status of Landlord's construction. Tenant agrees to provide, at its expense, upon delivery of the Premises to Tenant, the improvements to the Premises described on Exhibit "D" attached hereto and made a part hereof (the "Tenant's Work").

     (g) Completion of Construction of Leased Premises. Prior to the Final Delivery Date, Landlord shall satisfy the following conditions:

          1. Landlord shall furnish Tenant with a temporary certificate of occupancy and other necessary approvals which must be issued by the appropriate governmental authorities prior to the commencement of Tenant's Work and the occupancy and use of the Premises as contemplated. Landlord agrees to provide a permanent certificate of occupancy prior to Tenant's merchandising and, if required by the issuing authority, the setting of fixtures for the Premises, and otherwise as soon as available in the ordinary course of the issuing authority's practice.

          2. The architect engaged by Landlord shall execute a certificate of completion that the Premises has been constructed in a good and workmanlike manner in accordance with the plans and specifications approved by Tenant and the other requirements for Landlord's Work hereunder.

          3. Tenant shall have been furnished with a fully executed original of a commercially reasonable non-disturbance and attornment agreement pursuant to Section 11 hereof.

          4. Tenant shall have been notified no later than sixty (60) days prior to the Final Delivery Date of all applicable local governmental authority code requirements, if any, for the installation of Tenant's fixtures at the Premises and for low voltage electrical work in connection with the installation of Tenant's music, telephone and security systems at the Premises.

          5. Tenant shall have been furnished with a list of all subcontractors who performed work on the Premises, along with direct contact information for, the work discipline of, and the work performed by each.

          6. Tenant shall have been furnished with two (2) copies of all contractors', subcontractors' and suppliers' warranties relating to the Premises.

          7. Tenant shall have been furnished with two (2) copies of all operations and maintenance manuals relating to materials and systems used or installed in the construction of the Premises.

          8. Tenant shall have been furnished with two (2) copies of the record drawings for the construction of the Premises, marked to reflect actual locations of all components of the Premises.

     (h) In addition to any guarantees provided to Tenant elsewhere in this Lease, Landlord hereby unconditionally guarantees all of Landlord's Work against defective workmanship and materials for one (1) year from the Commencement Date (as defined in Section 3(a)).

     (i) Landlord shall perform any additional work not required to be performed by Tenant under this Lease in order for Landlord to obtain a permanent certificate of occupancy for the Premises, whether such work relates to the Premises or other portions of the Center.

SECTION 3. TERM

     (a) The "Commencement Date" of this Lease shall be the later of (i) the date actual, physical possession of the Premises is delivered to Tenant with the Landlord's Work substantially completed and (ii) the Final Delivery Date.

     (b) The initial term (the "Initial Term") of the Lease shall commence on the earlier of (i) the date on which the Tenant opens for business in the Premises, and (ii) sixty (60) days after the Commencement Date (the "Rent Commencement Date") and end on the last day of the fifteenth (15th) full Lease Year. The term "Lease Year" shall mean a period of twelve (12) consecutive calendar months. The first Lease Year during the term hereof shall commence on the first day of the first February following the Rent Commencement Date. Each subsequent

Lease Year shall begin on the anniversary of the first Lease Year. The period from the Rent Commencement Date to the first day of the first February following the Rent Commencement Date (the "Initial Period") shall be a partial Lease Year.

     (c) If the Commencement Date has not occurred on or before September 15, 2006, then unless Tenant otherwise elects, the Commencement Date shall not occur and Tenant shall not be obligated to accept delivery of the Leased Premises until January 2, 2007. If for any reason, the Commencement Date has not occurred by March 1, 2007, Tenant shall have the right and option to either (i) terminate this Lease or (ii) elect that the Commencement Date not occur, and, thereby defer delivery of the Leased Premises, until June 15, 2007. The remedies set forth in this paragraph shall be in addition to any and all other rights and remedies provided for Tenant in the Lease or available to Tenant in law or at equity.

     (d) Tenant shall have three (3) consecutive separate options to extend the term of this Lease for successive renewal terms of five (5) Lease Years each. Tenant may exercise each such renewal option by giving written notice to Landlord at least one hundred eighty (180) days prior to the end of the then current term or renewal term.

     (e) The Initial Term and any renewal terms are hereinafter collectively referred to as the "term".

     (f) Beginning on the date of this Lease and ending on the Commencement Date, Tenant, its employees and agents shall have the right to enter the Premises or any part thereof at reasonable times during regular business hours for the purpose of making such inspections as Tenant may deem reasonably necessary. In consideration of Tenant's right to inspect the Premises, Tenant agrees to indemnify, defend and hold Landlord harmless from any and all loss, damage, claims, costs, demands or expenses (including reasonable attorney's fees) resulting from such entry on the Premises by Tenant or its agents.

     (g) From the date upon which the Premises are delivered to Tenant for its work until the Commencement Date of the lease term, Tenant shall observe and perform all of its obligations under this Lease (except Tenant's obligation to operate and pay Base Rent, percentage rent and Tenant's Proportionate Share (defined in Section 15(c) below) of "Maintenance Costs" (defined and provided for in Section 15(b) hereof Real Estate Taxes (defined and provided for in Section 27(b) hereof) and insurance (provided for in Section 28 hereof). In the event Tenant fails to open for business within one hundred twenty (120) days after the date possession of the Premises has been delivered to Tenant, Landlord, in addition to any and all other available remedies, may require Tenant to pay to Landlord, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-three hundred sixty five thousandths (1/365) of the annual Base Rent for each day such failure to open continues.

SECTION 4. MINIMUM RENT

     (a) From and after the Rent Commencement Date, Tenant covenants and agrees to pay on a monthly basis during the term "Base Rent" in the following amounts to Landlord at the address listed above or such other place as Landlord may by thirty (30) days' prior written notice to Tenant direct:

                       ANNUAL RENT                           ANNUAL
   LEASE YEAR     (BASED ON 12 MONTHS)   MONTHLY RENT   PER SQUARE FOOT
   ----------     --------------------   ------------   ---------------
1-5 (initial)            $18.00           $30,000.00      $360,000.00
6-10 (initial)           $19.80           $33,000.00      $396,000.00
11-15 (initial)          $21.78           $36,300.00      $435,600.00
16-20 (option)           $23.96           $39,933.33      $479,200.00
21-25 (option)           $26.35           $43,916.67      $527,000.00
26-30 (option)           $28.99           $48,316.67      $579,800.00

The monthly installments of Base Rent payable under this Section 4 shall be paid in advance on or before the first day of each calendar month from and after the Rent Commencement Date during the term hereof without notice or demand therefor and without any offsets or deductions whatsoever except as otherwise provided in this Lease. Base Rent for any partial month shall be prorated based upon a thirty (30) day month. Base Rent for any Initial Period shall be the same as the Base Rent for the first Lease Year. As used in this Lease, "Rent" shall mean Base Rent in addition to all other sums due and owing from Tenant to Landlord under this Lease.

     (b) In the event any sums required under this Lease to be paid are not received when due, then all such amounts shall bear interest from the due date thereof until the date paid at the rate of interest equal to two percent (2%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio (the "Interest Rate"), and shall be due and payable by Tenant without notice or demand, Tenant shall pay the foregoing interest thereon in addition to all default remedies of Landlord pursuant to Section 33 below.

     (c) Notwithstanding anything herein contained to the contrary, Tenant shall initially pay to Landlord as additional Rent, simultaneously with the payment of Base Rent, payable in equal monthly installments, the estimated monthly amount of Tenant's Proportionate Share of Maintenance Costs (provided for in Section 15 hereof), Real Estate Taxes (provided for in Section 27 hereof) and insurance (provided for in Section 28 hereof).

SECTION 5. PERCENTAGE RENT

     (a) Beginning with the first Lease Year, Tenant shall pay to Landlord, in addition to Base Rent, upon the conditions and at the times hereinafter set forth, percentage rent equal to two percent (2%) of Tenant's gross sales (as hereinafter defined) in excess of the number obtained by dividing (a) Base Rent for the applicable lease year by (b) the number .04. The annual percentage rent shall be paid by Tenant to Landlord within ninety (90) days after the end of each Lease Year. Each such payment shall be accompanied by a statement signed by an authorized representative of Tenant setting forth Tenant's gross sales for such Lease Year. For purposes of permitting verification by Landlord of the gross sales reported by Tenant, Landlord shall have the right, not more than one
(1) time per Lease Year, upon not less than five (5) business days notice to Tenant, to audit during normal business hours in Tenant's corporate office, Tenant's books and records relating to Tenant's gross sales for a period of two
(2) years after the end of each Lease Year. Landlord agrees that no contingency fee auditor shall be employed by Landlord for the purpose of conducting any such audit. If such an audit reveals that Tenant has understated its gross sales by more than three percent (3%) for any Lease Year, Tenant, in addition to paying the additional percentage rent due, shall pay the reasonable cost of the audit within thirty (30) days of Tenant's receipt of Landlord's demand for the same and copies of all bills or invoices on which such cost is based.

     (b) Each Lease Year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross sales for such Lease Year.

     (c) The term "gross sales" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the Premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's gross sales, all "gross sales" of such department, division or part, whether the receipts be obtained at the Premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross sales shall exclude the following: (i) all credit, refunds, and allowances granted to customers; (ii) all excise taxes, sales taxes, and other taxes levied or imposed by any governmental authority upon or in connection with such sales; (iii) bulk sales of goods in connection with the sale of Tenant's business; (iv) sales of fixtures, furniture, equipment and other items not made in the ordinary course of business; (v) salvage sales of damaged merchandise; (vi) discount sales made to employees of the Tenant and Tenant's subsidiaries and affiliated corporations, if any; (vii) exchanges of merchandise between Tenant's warehouse or other stores and other similar movements of merchandise; (viii) returns to suppliers; (ix) the proceeds from vending machines and coin operated telephones and commissions on such proceeds to the extent such proceeds and commissions are less than five percent (5%) of Gross Sales exclusive of such proceeds and commissions; (x) uncollectible customer charges and bad checks; (xi) disallowed credit card amounts and credit card service charges or fees retained by the credit card company; (xii) delivery charges; and (xiii) customer credit insurance.

     (d) The percentage rental, if any, shall be paid within ninety (90) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross sales from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the Premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all reasonable supporting data relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

     (e) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

     (f) If Landlord, for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such non-contingency fee accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Landlord shall show any additional percentage rental payable by Tenant, then Tenant shall pay to Landlord such additional percentage rental plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the cost of the audit. Furthermore, if Tenant's gross sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant.

SECTION 6. TITLE ENCUMBRANCES; LANDLORD REPRESENATATIONS, WARRANTIES AND
     COVENANTS

     (a) Tenant's rights under this Lease are subject and subordinate to those title matters set forth in Landlord's owner's title policy issued by Chicago Title Insurance Company, being Policy No. 24510646, dated September 15, 2005, a copy of which has been provided to Tenant, specifically including but not limited to the terms and conditions of a certain Declaration of Covenants, Conditions and Restrictions for Chagrin Highlands, dated May 4, 1999, executed by the City of Cleveland, Ohio, as Declarant and filed for record on May 5, 1999 and recorded as Cuyahoga County Recorder's AFN 19990551070, as subsequently supplemented and amended (collectively, the "Declaration"). Tenant agrees that it shall abide by the terms and conditions of the Declaration.

     (b) Landlord covenants, represents and warrants to Tenant that: (i) the Declaration has not been modified, amended or terminated; (ii) the Declaration is currently in full force and effect; (iii) to its actual knowledge as of the date hereof, no default under the Declaration exists thereunder beyond any applicable notice and cure period; and (iv) the Declaration is, and shall remain, superior in lien to all mortgages and related liens affecting the Center and all other land which is encumbered by the Declaration. Tenant shall comply with the terms and conditions of the Declaration to the extent same affects the Premises (it being agreed that Tenant shall not be obligated to expend any sums in connection with such compliance).

     (c) Landlord shall, during the term: (i) perform and observe all of the terms, covenants, provisions and conditions of the Declaration on Landlord's part to be performed and observed; (ii) defend, indemnify and hold harmless Tenant from and against and all claims, demands, causes of action, suits, damages, liabilities and expenses of any nature arising out of or in connection with the enforcement of, or a claimed breach by, Landlord of any covenant, term, condition or provision of the Declaration; and (iii) diligently enforce, at its sole expense, the covenants, agreements and obligations of the Declaration. Tenant shall, during the term, defend, indemnify and hold harmless Landlord from and against and all claims, demands, causes of action, suits, damages, liabilities and expenses of any nature arising out of or in connection with the enforcement of, or a claimed breach by, Tenant of any covenant, term, condition or provision of the Declaration.

     (d) Whenever, pursuant to the Declaration, the consent or approval of Landlord shall be required by or requested, and such consent or approval could diminish the rights or increase the obligations of Tenant thereunder or under this Lease, or could adversely affect Tenant's use or occupancy of the Premises, or the conduct of Tenant's business therein, such consent or approval shall not be granted without the prior written consent of Tenant, which consent may be withheld in its sole and absolute discretion.

     (e) Landlord shall not amend, or modify the Declaration if such amendment or modification could diminish the rights or increase the obligations of Tenant thereunder of under this Lease, or could adversely affect Tenant's use or occupancy of the Premises or the conduct of Tenant's business therein, nor shall Landlord terminate the Declaration.

     (f) Landlord shall obtain any third-party approvals required under Article VIII of the Declaration for the performance of Landlord's Work (including, without limitation, Tenant's elevations and signage, as shown on Exhibit "F" hereto), Tenant's Work and the operation of Tenant's business in the Premises.

     (g) Landlord further represents, warrants and/or covenants:

          1. That it has the right to enter into this Lease and that the person(s) signing this Lease on its behalf has authority to enter into this Lease and to bind Landlord to the terms, covenants and conditions contained herein.

          2. That it has good and marketable fee simple title to the Premises and the Center is free and clear of all easements, restrictions, liens and encumbrances except as described in Section 6(a) above.

          3. That the Premises, including without limitation, the roof and HVAC system, are or as of the Commencement Date shall be, in good condition and repair.

          4. That the Premises is, or as of the Commencement Date shall be, properly zoned for use by the Tenant as a retail footwear location and there are no restrictive covenants or other title encumbrances which restrict in any way the use of the Premises as a retail footwear location.

          5. That Landlord has, or as of the Commencement Date shall have, obtained all necessary approvals and permits from appropriate governmental authorities for the development of the Center in accordance with the Site Plan and for the construction and occupancy of the Premises by Tenant as a retail footwear location.

          6. That Landlord has not entered into, and shall not hereafter prior to the expiration or termination of this Lease enter into, any leases, agreements or restrictive covenants that would prohibit or interfere with the use of the Premises by the Tenant as a retail footwear location.

          7. In the event the legal description of the Center described on Exhibit "B" hereto indicates that the Center is composed of more than one (1) parcel or lot, there exists no strips or gores between such parcels or lots which are not owned by Landlord.

          8. No third-party consents or approvals are required in order for Landlord to enter into this Lease, or for the performance of Landlord's Work.

          9. The Center now has, and on the Commencement Date shall have, access to and from Richmond Road and Harvard Road, as shown on the Site Plan, for the passage of vehicular traffic.

          10. As of the date of this Lease, there are no sign ordinances, restrictive covenants, uniform sign plans or other signage restrictions which would prevent the Premises from having the signage (including, without limitation, the square foot area and size of letters) as depicted on Exhibit "F" hereof.

SECTION 7. RIGHT TO REMODEL

     (a) Tenant may, at Tenant's expense, make repairs and alterations to the interior non-structural portions of the Premises and remodel the interior of the Premises, excepting structural and exterior changes, in such manner and to such extent as may from time to time be deemed necessary by Tenant for adapting to the Premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. Any structural or exterior alteration may only be made by Tenant with the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. All plans for any structural alterations shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the Premises, to restore the Premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the Premises. Inasmuch as any such alterations, additions or other work in or to the Premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Center, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the Premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the Premises, the public and the other tenants of the Center for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, and Tenant fails to cure same within ten (10) days after notice thereof, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

     (b) All such work, including Tenant's Work pursuant to Exhibit "D" shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Center, Tenant shall discharge or bond off same within ten
(10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

SECTION 8. UTILITIES

     (a) Prior to the Commencement Date, Landlord shall provide, at Landlord's expense, by separate meter, electric, water, sewer, and other utilities to the Premises sufficient to meet Tenant's requirements. Landlord shall further provide, or cause to be provided, all such utility services to the Premises during the term of this Lease. Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the Premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Tenant shall be responsible for all utility services and costs inside the premises. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

     (b) During the term hereof, whether the Premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the Premises so as to avert any damage to the Premises on account of cold weather.

     (c) Tenant agrees to be responsible for its rubbish removal from the Premises. Tenant shall be permitted to maintain and operate, at no extra charge:
(i) a trash compactor in the
portion of the Common Areas designated on Site Plan as "Trash Compactor Pad"; and (ii) a trash container(s) in the portion(s) of the Common Areas designated on Site Plan as "Trash Container Pad". Tenant, at its sole cost and expense, shall keep the trash compactor and containers neat and clean and repair any damage caused by use and storage of such compactor and containers.

SECTION 9. GLASS

     The Tenant shall maintain the glass part of the Premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 10. PERSONAL PROPERTY

     The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the Premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 11. RIGHT TO MORTGAGE

     (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Tenant receiving a commercially reasonable subordination, non-disturbance and attornment agreement ("SNDA"). It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in an SNDA, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage. The parties acknowledge that the SNDA attached hereto as Exhibit "I" is commercially reasonable. Landlord represents and warrants that, as of the date of this Lease and the Commencement Date, there are no mortgages, ground leases or other encumbrances that could dispossess Tenant's leasehold interest hereunder (collectively, "Mortgages") on Landlord's fee title to the Center. Landlord agrees that Tenant's obligations under this Lease shall be contingent upon Tenant entering into an SNDA with the holder of such Mortgage on or before the Commencement Date.

     (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the Premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 12. SUBLEASE OR ASSIGNMENT

     (a) Tenant may assign Tenant's interest in this Lease or sublet all or any portion of the Premises to a nationally or regionally recognized retailer without Landlord's consent. Any other assignment or subletting not specifically provided for in this Section 12 shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's review of the proposed assignee or subtenant shall be limited to business reputation, business experience, a retail use compatible with then existing tenant mix of the Center, and financial ability to perform its obligations under this Lease or the proposed sublease, as the case may be. In any such event, Tenant shall remain fully and primarily liable hereunder. Tenant's right to assign or sublet shall be subject to any then existing exclusives or primary use exclusives for tenants leasing more than 15,000 square feet of space in the Center.

     Tenant may, without the consent of Landlord, (i) grant licenses and/or concessions within the Premises or (ii) assign or sublet all or any portion of the Premises to (a) any parent, affiliate or subsidiary corporation of Tenant;
(b) a transferee or successor by merger, consolidation or acquisition of Tenant or its parent or subsidiary; or (c) a transferee with a good business reputation who is acquiring all or substantially all of the stores of Tenant in the State of Ohio or the assets of Tenant, its parent or subsidiary. Any such assignee or sublessee shall be bound by the terms of this Lease. Tenant shall deliver to Landlord in the ordinary course of its business an instrument whereby the assignee or entity succeeding to Tenant's interest hereunder agrees to be bound by the terms of this Lease.

     (b) Landlord may assign Landlord's interest in this Lease without the consent of Tenant (a) to any entity to which Landlord transfers its fee interest in the Premises provided such entity (i) agrees in writing to be bound by all the terms of this Lease and (ii) such assignment is pursuant to a bona fide arm's length transaction not designed to reduce Landlord's liability or to otherwise exempt Landlord from any provision of this Lease or (b) subject to
Section 12, as security for any indebtedness undertaken by Landlord.

SECTION 13. COMMON AREAS

     Landlord grants to Tenant and its customers, agents, employees, licensees, invitees and subtenants, a non-exclusive easement in common with the other tenants of the Center for the use of all Common Areas. Landlord hereby covenants and agrees that Landlord shall not grant any party other than tenants of the Center and their customers, agents, employees, licensees, invitees and subtenants a right to utilize the parking areas in the Center, and Landlord shall use commercially reasonable efforts to restrict the use of the parking areas to such parties. "Common Areas" means all areas and facilities in the Center provided and so designated by Landlord and made available by Landlord in the exercise of good business judgment for the common use and benefit of tenants of the Center and their customers, employees and invitees. Common Areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of Tenant or other tenants.

SECTION 14. OPERATION OF COMMON AREAS

     (a) From and after the Commencement Date, Landlord, at its cost and expense, shall operate the Center and maintain the Common Areas and the Center in a clean and safe condition and repair so that Tenant and its customers, guests, invitees, licensees, officers and employees can use and enjoy the same. The obligations of Landlord pursuant hereto shall include, without limitation, the maintenance of the Center and any pylon structure(s) (excluding therefrom Tenant's advertising panels), regular cleaning of the Common Areas, removal of trash and debris from the Common Areas, repairing the asphalt and concrete portions of the Common Areas (including potholes, curbs and sidewalks), repairing common utility lines and facilities, repairing storm drains, repairing parking lot lights, maintaining the landscaped portion of the Common Areas (including regular grass cutting), maintaining floodlights and other necessary means of illumination sufficient to illuminate the Common Areas during twilight and evening hours that Tenant's store is open for business and in operation, prompt removal of snow and ice on every occasion where safety of the Common Areas or access to the Premises is impeded, and periodic restriping of the parking area. Landlord shall at all times have exclusive control of the Common Areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the Common Areas, which rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant; (ii) temporarily close any part of the Common Areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the Common Areas or any part thereof except bona fide customers and suppliers of the tenants of the Center who use said areas in accordance with the rules and regulations established by Landlord; and (iv) engage others to operate and maintain all or any part of the Common Areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the Common Areas as in its opinion are in the best interest of the Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas; provided, however, that any such change shall be subject to the terms and conditions of
Section 1(c) of this Lease.

     (b) Tenant shall keep all Common Areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the Common Areas only for normal parking and ingress and egress by its customers and suppliers to and from the Premises. If in Landlord's opinion unauthorized persons are using any of the Common Areas by reason of Tenant's occupancy of the Premises, Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Center shall have the right to make reasonable use of portions of the Common Areas.

     (c) Throughout the term, Landlord shall keep the Common Areas fully lighted and open to the customers of the Center seven (7) days a week from dusk until 11:00 p.m. Monday through Saturday and until 7:00 p.m. on Sunday ("Normal Hours"). Upon request of Tenant, Landlord shall keep the Common Areas lighted for as long as after Normal Hours as Tenant shall request, provided Tenant shall pay for a share of the reasonable cost of said requested lighting, which share shall be equal to the product of (i) such costs, and (ii) a fraction, the numerator of which shall be the number of square feet of leasable space within the Premises and the denominator of which shall be the aggregate number of square feet of leasable space of all premises within the Center (including the Premises) open later than Normal Hours (excluding, however, those tenants and occupants who separately control and pay for their own Common Area lighting). In addition to the foregoing, Landlord shall provide for low level security lighting from one (1) hour after the close of business in the Premises until dawn.

SECTION 15. COMMON AREA MAINTENANCE, TENANT'S SHARE

     (a) Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of Base Rent called for under Section 4(a), the estimated monthly amount of Tenant's Proportionate Share of the "Maintenance Costs" (as defined in Section 15(c) below) for the operation and maintenance of the Common Areas as set forth in Section 4(c), One and 10/100 Dollars ($1.10) per square foot, payable in equal monthly installments of One Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($1,833.33) as the estimated monthly amount of Tenant's Proportionate Share of the "Maintenance Costs" (as defined in Section 15(b) below) for the operation and maintenance of the common areas.

     (b) The Maintenance Costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including worker's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; and (vii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed ten percent (10%) of the total of all Maintenance Costs (excluding insurance costs) for such accounting year (all of the foregoing are collectively referred to herein as "Maintenance Costs"). Notwithstanding the foregoing, the following shall be excluded, deducted or credited from Maintenance Costs when computing Tenant's Proportionate Share of same: (a) Net recoveries received by Landlord from tenants as a result of any act, omission, default or negligence or as the result of breaches by tenants of the provisions of their leases and/or other amounts received by Landlord from third parties, which recoveries and/or amounts reimburse Landlord for or reduce Maintenance Costs; (b) Gross revenues from charges, if any, made for the use of the parking facilities and other Common Areas or facilities of the Center (including, without limitation, the sale or rental of advertising space); (c) The cost of the land underlying and the construction of the Center, whether initially or in connection with any replacement or expansion thereof and whether mandated by law or otherwise, including, without limitation, costs of correcting (I) defective conditions in the Center resulting from defects in or inadequacy of the initial design or construction of the same, or (II) code violations, including the payment of fines or citations in connection therewith; (d) The depreciation or amortization of the Center or any part thereof or any equipment or other property used in connection therewith; (e) the initial cost of the installation of the parking areas or facilities or the amortization or depreciation of such initial cost; (f) The cost of providing or performing improvements, work or repairs to or within (I) any portion of the premises of any other tenants or occupants in the Center, (II) any other building which is not part of the Common Areas or (III) any portion of the Center the use of which is not available to Tenant; (g) Any reserves for future expenditures or liabilities which would be incurred subsequent to the then current accounting year; (h) Any bad debt loss, rent loss or reserves for bad debt or rent loss; (i) Legal fees, audit fees, leasing commissions, advertising expenses and other costs incurred in connection with (I) the original development or original leasing of the Center, (II) the future re-leasing of the Center, (III) any advertising or promotion of the Center or any part thereof, and (IV) disputes with other tenants or third parties; (j) Costs of repairing or restoring any portion of the Center damaged or destroyed by any casualty or peril whether insured, uninsured or uninsurable;
(k) Costs in connection with the cleanup or removal of hazardous materials; (l) The cost of compliance with the Americans with Disabilities Act of 1990, as amended, and all regulations promulgated pursuant thereto; (m) Net recoveries from insurance policies taken out by Landlord to the extent that the proceeds reimburse Landlord for expenses which have previously been included or which would otherwise be included in Maintenance Costs; (n) Costs associated with repairs or improvements the need for which arose prior to the date of this Lease; (o) Costs of a capital nature, including all capital improvements, alterations, repairs and/or replacements (for purposes of this Lease, "costs of a capital nature" shall mean the cost of any item or service the useful life of which exceeds 36 months); (p) Costs relating to the negligence of Landlord or its contractors, agents or employees or the payment of any claims or damages relating to the same; (r) Any insurance costs.

     (c) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the common areas in accordance with generally accepted accounting principles. For purposes of this Lease, "Tenant's Proportionate Share" shall be the product of the applicable cost or expense multiplied by a fraction, the numerator of which shall be the gross leasable area (expressed in square feet) of the Premises and the denominator of which shall be the gross leasable area (expressed in square feet) of all leasable space in the Center. Tenant's Proportionate Share of that portion of the Center owned by Landlord is estimated to be 8.69%, during the first Lease Year.

     (d) The actual amount of Tenant's Proportionate Share of all Maintenance Costs shall be computed by Landlord within one hundred eighty (180) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's Proportionate Share thereof (prorated for any partial Lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). Any excess payments from Tenant shall be applied to the next installments of the Maintenance Costs hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's estimated monthly Maintenance Cost hereunder may be adjusted by written notice from Landlord. Notwithstanding anything contained in this Section 15 to the contrary, Landlord and Tenant agree that the actual amount of Tenant's Proportionate Share of Maintenance Costs, excluding costs for snow and ice removal, shall not increase by more than five percent (5%) in any lease year over the previous Lease Year, and that Tenant's Proportionate Share of Maintenance Costs for the first lease year, excluding costs for snow and ice removal and common area utilities, shall not exceed One and 25/100 Dollars ($1.25) per square foot.

     (e) If Tenant, for any reason in the exercise of good business judgment, questions or disputes any statement of Maintenance Costs prepared by Landlord, then Tenant, at its own expense, may employ such accountants as Tenant may select to review Landlord's books and records solely with respect to Maintenance Costs during the prior two Lease years and to determine the amount of Maintenance Costs for the period or periods covered by such statements. If the report of the accountants employed by Tenant shall show any overcharge paid by Tenant, then Tenant shall receive a credit from Landlord for such difference. Any underpayment shall be paid by Tenant. Tenant agrees that no contingency fee auditors shall be employed by Tenant for the purpose of conducting any such audit. In the event that Landlord questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty
(30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Landlord has overstated Maintenance Costs for any Lease year by three percent (3%) or more, Landlord shall pay the reasonable cost of the audit. Furthermore, if Landlord's Maintenance Costs cannot be verified due to the insufficiency or inadequacy of Landlord's records, then Landlord shall pay the cost of the audit.

SECTION 16. EMINENT DOMAIN

     (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to such award.

     (b) In the event that only a portion of the Premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the Premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the Premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. The entire award paid on account thereof shall be paid to the Landlord. If the portion of the Premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business, then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated and Tenant shall have no claim for any compensation on account of its leasehold interest. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment and Tenant shall have no claim for any compensation on account of its leasehold interest.

     (c) In the event that more than twenty percent (20%) of the Premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or Tenant upon the giving of thirty
(30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 17. TENANT'S TAXES

     Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the Premises during the term of this Lease.

SECTION 18. RISK OF GOODS

     All personal property, goods, machinery, and merchandise in said Premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefore or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 19. USE AND OCCUPANCY

     (a) Tenant agrees to initially open and operate a DSW for the retail sales of shoes and other footwear in the Premises, fully staffed and stocked and equivalent to other DSW stores operated by Tenant in the State of Ohio. The Premises during the term of this Lease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose. Any use other than a retail shoe store shall be consistent with the then existing character of the Center, and shall not violate those exclusives and prohibited uses set forth on Exhibit "E" attached hereto and made a part hereof, which are the exclusives and prohibited uses in effect for the Center as of the date hereof, for so long as and to the extent said exclusives and prohibited uses are still in full force and effect, as well as exclusives and prohibited uses hereafter granted for (i) tenants leasing more than 15,000 square feet of space elsewhere within the Center and (ii) Ulta(3) Cosmetics, for so long as and to the extent said exclusives are still in full force and effect.

     (b) For so long as Tenant is continuously and regularly operating its business in the Premises, Landlord will not lease any space within the Center or permit any space within the Center (to the extent Landlord has control) to be used by any person, persons, partnership or entity who devotes five percent (5%) or more of its selling area to the sale of footwear (the "Exclusive Use"). The foregoing limitation shall not apply to typical shoe departments found in department stores, junior department stores, general merchandise and discount stores, and clothing retailers, such as Filene's Basement, Marshalls, TJ Maxx and similar type stores so long as such shoe departments are consistent with the typical shoe departments of each such retailer. Any portion of the Center which is sold by Landlord during the term shall contain a deed restriction incorporating the foregoing Exclusive Use.

     Landlord acknowledges that in the event of a breach or an attempted or prospective breach of this Section 19(b), Tenant's remedies at law would be inadequate. Therefore, in any such event, if such breach is not cured within thirty (30) days after written notice from Tenant to Landlord, Tenant shall be entitled, at its option and without limitation of any other remedy permitted by law or equity or by this Lease, (i) to elect to pay in lieu of Base Rent and percentage rent due under this Lease two percent (2%) of Tenant's gross sales calculated according to Tenant's standard procedures in accordance with generally accepted accounting principles, (ii) to cancel this Lease on one hundred eighty (180) days written notice to Landlord, and/or (iii) to full and adequate relief by temporary or permanent injunction. Notwithstanding the foregoing, the remedy of lease cancellation shall not be applicable if the violation of this Section 19(b) is due to the breach of another tenant's lease and Landlord is, in Tenant's good faith judgment, diligently pursuing appropriate legal proceedings to halt the violation and such violation is so halted within sixty (60) days of Landlord's receipt of Tenant's notice.

     (c) Tenant shall at all times conduct its operations on the Premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the Premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the Premises in connection therewith. Tenant covenants and agrees that the Premises shall not be abandoned or left vacant and that only minor portions of the Premises shall be used for office or storage space in connection with Tenant's business conducted in the Premises.

     Without being in default of this Lease, Tenant shall have the right to cease operating (go dark) at any time and for whatever reason after the first
(1st) lease year. Notwithstanding the foregoing, Tenant's right to vacate (go dark), shall not release or excuse the Tenant from any obligations or liabilities, including the payment of minimum rent and additional rent and other charges, under this Lease without the express written consent of Landlord. In the event Tenant fails to (i) open and operate within ninety (90) days after delivery of the Premises or (ii) operate for one hundred twenty (120) or more consecutive days, Landlord shall have the right, effective upon thirty (30) days prior written notice to Tenant, to terminate the Lease as Landlord's sole remedy, provided that if Tenant recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Landlord's termination shall be null and void. In the event Tenant fails to open and operate as provided above or shall cease operating as provided above, Landlord's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Lease, whereupon there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Tenant any time prior to Tenant reopening for business in the Premises. Provided, however, in the event Landlord has not


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

so elected to recapture, Tenant shall have right to notify Landlord of Tenant's intention to reopen for business in the Premises within sixty (60) days, followed by Tenant's actually reopening for business fully stocked in substantially all of the Premises within such sixty (60) day period, which notice and actual reopening shall toll Landlord's right to recapture.

     (d) Landlord and Tenant agree that no space in the Center, including the Premises, shall be used as a bowling alley, deep discount retailer, theater showing either film, television or the like or live entertainment, health club, games/amusement room, indoor playground, adult bookstore, flea market, bingo parlor, bar, tavern or cocktail lounge (except if incidental to a restaurant as permitted below), restaurant (except as permitted below), adult book or adult video store (defined for the purposes hereof as a store devoting ten percent (10%) or more of its floor space to offering books and/or video materials for sale or for rent which are directed to or restricted to adult customers due to sexually explicit subject matter or for any other reason making it inappropriate for general use), adult theater or "strip-tease" establishment, automotive maintenance or automotive repair facility, warehouse, car wash, pawn shop, check cashing service, establishment selling second hand goods, flea market, entertainment or recreational facility (as defined below), training or educational facility (as defined below); the renting, leasing, selling or displaying of any boat, motor vehicle or trailer; industrial or manufacturing purposes; a carnival, circus or amusement park; a gas station, facility for the sale of paraphernalia for use with illicit drugs, funeral home, blood bank or mortuary, gambling establishment, banquet hall, auditorium or other place of public assembly, second-hand or surplus store, gun range; the sale of fireworks; a veterinary hospital or animal raising facility; the storage of goods not intended to be sold from the Center; a video rental store (except as permitted below), karate center, central laundry or dry cleaning plant, supermarket or any facility which is illegal or dangerous, constitutes a nuisance, emits offensive odors, fumes, dust or vapors or loud noise or sounds or is inconsistent with community oriented shopping centers. For the purposes of this Section 19(d), the phrase "entertainment or recreational facility" shall include, without limitation, a movie or live theater or cinema, bowling alley, skating rink, gym, health spa or studio, dance hall or night club, billiard or pool hall, massage parlor, health club, game parlor or video arcade (which shall be defined as any store containing more than five (5) electronic games) or any other facility operated solely for entertainment purposes (such as a "laser tag" or "virtual reality" theme operation), except for a "Curves" or similar operation provided the same is not located immediately adjacent to the Premises. For the purposes of this Section 19(d), the phrase "training or educational facility" shall include, without limitation, a beauty school, nail salon, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees as opposed to customers. Notwithstanding the foregoing, Landlord may lease any premises in the Center for use as (i) a restaurant located no closer than one hundred feet (100') from the exterior walls of the Premises, (ii) a specialty grocery store or specialty supermarket (such as a Wild Oats) located no closer than one hundred feet (100') from the exterior walls of the Premises, and (iii) a national video rental store which has a prohibition against the rental or sale of adult videos and which is located no closer than one hundred feet (100') from the exterior walls of the Premises. The total floor area of all restaurants and medical, dental, professional and business offices located within the Center shall not exceed fifteen percent (15%) of the gross leasable area of the Center. Any portion of the Center which is sold by Landlord during the term shall contain a deed restriction incorporating the foregoing restrictions.

     Landlord acknowledges that in the event of a breach or an attempted or prospective breach of this Section 19(d), Tenant's remedies at law would be inadequate. Therefore, in any such event, if such breach is not cured within sixty (60) days after written notice from Tenant to Landlord, Tenant shall be entitled, at its option and without limitation of any other remedy permitted by law or equity or by this Lease, (i) to elect to pay in lieu of Base Rent and percentage rent due under this Lease two percent (2%) of Tenant's gross sales calculated according to Tenant's standard procedures in accordance with generally accepted accounting principles, and/or (ii) to full and adequate relief by temporary or permanent injunction. Notwithstanding the foregoing, the remedy of lease cancellation shall not be applicable if the violation of this
Section 19(d) is due to the breach of another tenant's lease and Landlord is, in Tenant's good faith judgment, diligently pursuing appropriate legal proceedings to halt the violation and such violation is so halted within one hundred twenty
(120) days of Landlord's receipt of Tenant's notice.

     (e) Landlord and Tenant agree that (a) no auction, fire or going-out-of-business sales shall be conducted in the Center except a going-out-of-business sale conducted during the last thirty (30) days of an existing retail operation, (b) no exterior identification signs attached to any building in the Center shall be (i) flashing, moving or audible signs or (ii) signs employing exposed neon tubes, exposed ballast boxes or exposed transformers, and (c) no sidewalk sales shall be allowed in the Center.

SECTION 20. NUISANCES

     Tenant shall not perform any acts or carry on any practice which may injure the Premises or be a nuisance or menace to other tenants in the Center.

SECTION 21. WASTE AND REFUSE REMOVAL

     Tenant covenants that it will use, maintain and occupy said Premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the Premises for purposes of inspecting and examining the condition and maintenance of the Premises. Tenant agrees to remove all refuse from the Premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the Premises to accommodate Tenant's refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed and insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 22. DAMAGE AND DESTRUCTION OF PREMISES

     (a) Landlord shall at all times during the term of this Lease carry property insurance on the building containing the Premises, including the "Structural Portions" (defined in Section 24(a) below) and common utility lines up to the point they serve individual tenant's premises. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Tenant's use of the premises or otherwise owned by Tenant. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

     (b) If the Premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the Premises are untenantable; and (ii) proportionately if only a portion of the Premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the Premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the Premises and the denominator shall be the total square footage of the Premises. Said abatement shall cease at such time as the Premises shall be restored to a tenantable condition.

     (c) In the event the Premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

     (d) If one-third (1/3) or more of the ground floor area of the Premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the Premises with reasonable dispatch thereafter.

     (e) If Landlord is required or elects to repair and restore the Premises as herein provided, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings and equipment and other improvements including floor coverings, and if Tenant has closed, Tenant shall promptly reopen for business. Anything contained in this Section 22 to the contrary notwithstanding, Landlord's restoration and repair obligations under Section 22 shall in no event include restoration or repair of Tenant's Work or improvements.

SECTION 23. LANDLORD REPAIRS

     (a) Landlord shall keep in good order, condition, and repair, maintain and replace, as necessary, the following: (i) structural portions of the Premises;
(ii) downspouts; (iii) gutters; (iv) the roof of the Building of which the Premises forms a part; and (v) any utility and other systems or lines serving the Premises but located outside of the Premises, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Tenant. "Structural Portions" shall mean only the following: (vi) foundations; (vii) exterior walls except for interior faces); (viii) concrete slabs; (ix) the beams and columns bearing the main load of the roof; and (x) the floors (but not floor coverings).

     (b) Notwithstanding the provisions of Section 23(a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the Premises or the store front or (ii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, acts of terrorism, war or act of G-d. Landlord shall, in any event, have ten (10) days after notice from Tenant stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Landlord shall be obligated to replace all HVAC components as and when necessary so long as Tenant has fulfilled its obligations under Section 24(a)(ii) below. Except as specifically set forth herein, Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

     (c) The provisions of this Section 23 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by
Section 22 and Section 16 respectively.

     (d) Landlord shall assign to Tenant all warranties covering all matters required by the terms hereof to be repaired and maintained by Landlord.

     (e) If Landlord fails to make any of the repairs required to be made under this Lease within thirty (30) days after written notice from Tenant, Tenant, in addition to any other rights it may have hereunder or at law or in equity, shall have the right to make said repairs on behalf of Landlord and to bill Landlord for the reasonable cost thereof. Landlord shall have thirty (30) days to reimburse Tenant. In the event of an emergency or if any such repairs are immediately necessary for the proper use and enjoyment of the Premises, no prior thirty (30) days notice shall be required, Tenant, after diligent effort to first notify Landlord, forthwith make said repairs on behalf of Landlord and bill Landlord for the reasonable cost thereof. Tenant has not received reimbursement for any repairs permitted to be made under this Section 23(e) within such thirty (30) day period, Tenant shall have the right to deduct the cost of repairs from Rent otherwise due Landlord.

SECTION 24. TENANT'S REPAIRS

     (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the Premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements; (ii) all HVAC unit(s), equipment and systems (including all components thereof) serving the Premises; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings;
(viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the Premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with National Fire Protection Association standards and current local and state fire protection standards to ensure property operation.

     (b) Sprinkler systems, if any, located in Tenant's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact Chuck Seall, Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 at (614) 445-8461, in the event the sprinkler system in the Premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, but excluding repairs or replacements that arise from (x) repairs, installations alterations, or improvements made by or for Tenant or anyone claiming under Tenant, or (y) the fault or misuse of Tenant or anyone claiming under Tenant, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant, at Tenant's sole cost and expense, shall replace all sprinkler heads due to repairs, installations, alterations, or improvements made by or for Tenant or anyone claiming under Tenant, the fault or misuse of Tenant or anyone claiming under Tenant, painting or environmental exposure from Tenant's operations. All other costs of maintaining the sprinkler system in the Premises shall be paid by Tenant.

     (c) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with annual interest at the Interest Rate. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

     (d) Neither Tenant nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the Premises.

     (e) Tenant shall pay promptly when due the entire cost of work in the Premises undertaken by Tenant under this Lease (including, but not limited to, Tenant's Work and/or alterations permitted under Section 7 of this Lease) so that the Premises and the Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking any such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and save Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of any such work.

SECTION 25. COVENANT OF TITLE AND PEACEFUL POSSESSION

     Subject to the provisions of Section 11 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the Premises, have good and marketable title to the Premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the Premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the Premises and the common facilities of the Center, subject, however, to the terms and conditions of this Lease.


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

SECTION 26. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

     (a) Tenant's Commercial General Liability Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Tenant shall, at Tenant's sole cost and expense, provide and maintain or cause to be provided and maintained a commercial general liability policy (including coverage for product and contractual liability), naming Tenant as an insured (and naming Landlord as an additional insured, said additional insured's coverage under Tenant's commercial general liability policy to be primary), protecting Tenant, the business operated by Tenant, and any additional insureds (including Landlord) against claims for bodily injury (including death) and property damage occurring within the Premises. Such insurance shall afford protection to the limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage for fire legal liability. Tenant may use commercially reasonable deductibles Tenant customarily carries in the conduct of its business; however, Tenant shall be responsible for all such deductibles or self-insured retention level. All liability policies shall be written on an occurrence form.

     (b) Worker's Compensation. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Tenant shall, at Tenant's sole cost and expense, provide and maintain or cause to be provided and maintained workers' compensation insurance (meeting the requirements of the state workers' compensation laws) and employer liability insurance covering all of Tenant's employees at the Premises. Tenant shall also use good faith efforts to ensure all contractors, sub-contractors, vendors, leased employees, and temporary employees are properly insured for workers' compensation.

     (c) Tenant's Umbrella. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Tenant shall, at Tenant's sole cost and expense, provide and maintain or cause to be provided and maintained an umbrella liability insurance policy with a Ten Million Dollar ($10,000,000.00) policy limits, which umbrella policy (or policies) shall list the commercial general liability, product liability, contractual liability and employer liability policies required hereunder, and any other liability policy or policies carried by, or for the benefit of, Tenant as underlying policies. Said umbrella liability insurance policy shall also name Landlord as an additional insured (said additional insured's coverage under Tenant's umbrella liability policy to be primary). All liability policies shall be written on an occurrence form.

     (d) Tenant's Property Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Tenant shall, at Tenant's sole cost and expense, provide and maintain or cause to be provided and maintained a property insurance policy insuring Tenant's contents, fixtures, equipment and personal property located within the Premises and/or owned by Tenant for all the hazards and perils normally covered by the Causes of Loss-Special Form. Said property insurance policy shall include endorsements for coverage against: (i) earthquake and flood (including, but not limited to, mud slide, flood hazard or fault area(s), as designated on any map prepared or issued for such purpose by any governmental authority); and (ii) increased costs of construction and demolition due to law and ordinance. The foregoing property coverage shall be provided in amounts sufficient to provide one hundred percent (100%) of the full replacement cost of Tenant's contents, fixtures, equipment and personal property located within the Premises and/or owned by Tenant. If for any reason the Causes of Loss-Special Form is not customarily used in the insurance industry, then the property insurance policy then in effect shall at least provide coverage for the following perils: fire, lightning, windstorm and hail, explosion, smoke, aircraft and vehicles, riot and civil commotion, vandalism and malicious mischief, sprinkler leakage, sinkhole and collapse, volcanic action, earthquake or earth movement, and flood, and increased costs of construction and demolition due to law, ordinance and inflation. The property insurance policy required to be maintained by Tenant under this Section 26(d) shall: (y) not provide coverage for Tenant's Improvements (defined in Section 45 below), which Tenant's Improvements shall be insured by Landlord as required under Section 26(a);

     (e) Landlord's Property Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained a property insurance policy insuring all buildings (and building additions) and other improvements in the Center, Tenant's store building, and Tenant Improvements (but excluding those items insured by Tenant as required under Section 26(d)) for all the hazards and perils normally covered by the Causes of Loss-Special Form. Said property insurance policy shall include endorsements for coverage against: (i) earthquake and flood (including, but not limited to, mud slide, flood hazard or fault area(s), as designated on any map prepared or issued for such purpose by any governmental authority); and
(ii) increased costs of construction and demolition due to law and ordinance. The foregoing property coverage shall be provided in amounts sufficient to provide one hundred percent (100%) of the full replacement cost of all buildings (and building additions) and other improvements in the Center, Tenant's store building, and Tenant Improvements (but excluding those items insured by Tenant as required under Section 26(d)). If for any reason the Causes of Loss-Special Form is not customarily used in the insurance industry, then the property insurance policy then in effect shall at least provide coverage for the following perils: fire, lightning, windstorm and hail, explosion, smoke, aircraft and vehicles, riot and civil commotion, vandalism and malicious mischief, sprinkler leakage, sinkhole and collapse, volcanic action, earthquake or earth movement, and flood, and increased costs of construction and demolition due to law, ordinance and inflation. Neither Tenant nor any of its affiliates or subtenants shall be liable to Landlord for any loss or damage (including loss of income), regardless of cause, resulting from fire, flood, act of G-d or other casualty.

     (f) Landlord's Commercial General Liability Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained a commercial general liability policy (including coverage for contractual liability), naming Landlord as an insured (and naming Tenant as an additional insured, said additional insured's coverage under Landlord's commercial general liability policy to be primary), protecting Landlord, the business operated by Landlord, and any additional insureds (including Tenant) against claims for bodily injury (including death) and property damage occurring upon, in or about the Center (other than the Premises and those areas insured by other tenants at the Center), including Common Areas. Such insurance shall afford protection to the limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage for fire legal liability. All liability policies shall be written on an occurrence form. Landlord may use commercially reasonable deductibles Landlord customarily carries in the conduct of its business; however, Landlord shall be responsible for all such deductibles or self-insured retention levels.

     (g) Landlord's Umbrella. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained an umbrella liability insurance policy with a Ten Million Dollar ($10,000,000.00) minimum annual aggregate, which umbrella policy (or policies) shall list Landlord's commercial general liability and contractual liability policies required hereunder, and any other liability policy or policies carried by, or for the benefit of, Landlord as underlying policies. Said umbrella liability policy shall also name Tenant as an additional insured (said additional insured's coverage under Landlord's umbrella liability policy to be primary). All liability policies shall be written on an occurrence form.

     (h) All insurance provided for in this Section 26 shall be effected under standard form policies issued by insurers of recognized responsibility authorized to do business in the state in which the Premises are located; provided, however, that Landlord or Tenant may self-insure any of the amounts herein stated pursuant to a bona fide self-insurance retention program so long as the amounts so self-insured by such party do not exceed ten percent (10%) of such party's net worth as computed in accordance with generally accepted accounting principles consistently applied by such party.

     (i) Prior to the Commencement Date, and thereafter during the term hereof within fifteen (15) days after request therefor by either party, and within fifteen (15) days after each policy renewal date, Tenant and Landlord shall furnish the other party with certificates of insurance evidencing all insurance coverage required herein. All such certificates shall: (i) evidence the continuous existence during the term hereof of the insurance required hereunder;
(ii) include attachment of an additional insured endorsement; (iii) name any and all non-standard exclusions or limitations; and (iv) contain a provision that the insurance carrier shall not cancel or modify the insurance coverage without giving at least ten (10) days prior written notice thereof


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

to both Landlord and Tenant at their last known address as provided for herein. Current certificates of insurance shall be delivered to both Landlord and Tenant in time sufficient to assure that both Landlord and Tenant shall always possess certificates of insurance evidencing current insurance coverage. All insurance carriers shall be licensed to do business in the state in which the Premises is located and shall have a Best's Key Rating Guide rating of A- VIII.

     (j) Landlord and Tenant shall neither do nor suffer anything to be done whereby any of the insurance required by the provisions of this Section 26 shall or may be invalidated in whole or in part. Landlord shall not permit or suffer to be done in any part of the Center any activities which shall increase the rate of any insurance to be maintained by Tenant over that rate normal and customary for Tenant's type of business or which shall increase the rate on any insurance maintained by Landlord for which Tenant is required to reimburse Landlord pursuant to Section 28 hereof. Should such occur, Landlord shall pay, without reimbursement from Tenant, all costs and expenses of such insurance over the base rate. Tenant shall not permit or suffer to be done in any part of the Premises any activities which shall increase the rate of any insurance to be maintained by Landlord over the base rate. Should such occur, Tenant shall pay all costs and expenses of such insurance over the base rate.

     (k) Notwithstanding anything to the contrary hereinabove contained, Tenant or Landlord, may, at its option, include any of the insurance coverage hereinabove set forth in general or blanket policies of insurance. All insurance required hereunder shall be consistent with sound insurance practices.

     (l) Tenant and Landlord shall cooperate with each other in connection with the collection of any insurance monies that may be due in the event of loss and Landlord shall execute and deliver to Tenant such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

     (m) Tenant Indemnity. Subject to Section 34 of this Lease, Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the Premises, unless such claim arises from a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease or, to the extent not required to be insured hereunder, the negligence of Landlord. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

     (n) Landlord Indemnity. Subject to Section 34 of this Lease, Landlord shall indemnify Tenant, Tenant's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the Center (excluding therefrom the Premises), unless such claim arises from a breach or default in the performance by Tenant of any covenant or agreement on Tenant's part to perform under this Lease or, to the extent not required to be insured hereunder, the negligence of Tenant. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 27. REAL ESTATE TAXES

     (a) Tenant shall pay Tenant's Proportionate Share (as defined in Section 15(c) above) of any "Real Estate Taxes" (defined in Section 27(b) below) imposed upon the Center that become due and payable during each lease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Lease. Tenant shall initially pay to landlord as additional rental, simultaneously with the payment of Base Rent called for under
Section 4(a), the estimated monthly amount of Tenant's Proportionate Share of Real Estate Taxes as set forth in Section 4(c) of Two and 50/100 Dollars ($2.50) per square foot, payable in equal monthly installments of Four Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67) as the estimated amount of Tenant's Proportionate Share of Real Estate Taxes. Within one hundred twenty
(120) days after the end of each accounting year (which Landlord may change from time to time), Landlord shall provide Tenant with an annual


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

reconciliation of Real Estate Taxes and a statement of the actual amount of Tenant's Proportionate Share thereof. Any excess payments from Tenant shall be applied to the next installments of Real Estate Taxes hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty
(30) days after receipt of such reconciliation statement. Tenant's estimated monthly installment of Real Estate Taxes payable hereunder may be adjusted by written notice from Landlord.

     (b) For the purpose of this Lease, the term "Real Estate Taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Center and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

     (c) Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Center, and Landlord hereby agrees to pay for the same.

     (d) The real estate taxes for any lease year shall be the real estate taxes that become due and payable during such lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this
Section 27.

     (e) Upon request, Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

     (f) Should the State of Ohio or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the Premises, or Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this Section 27.

SECTION 28. TENANT'S INSURANCE CONTRIBUTION

     Tenant shall pay as additional rent, Tenant's Proportionate Share (as defined in Section 15(c) above) of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Center, including the Common Areas, as set forth above in Section 28, for each Lease Year during the term of this Lease. The premiums for the first and last Lease Years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord. Tenant's Proportionate Share thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefore. Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of Base Rent called for under Section 4(a), the estimated monthly amount of Tenant's Proportionate Share of such insurance premiums as set forth in Section 4(c), of 15/100 Dollars ($0.15) per square foot of space in the Premises, payable in equal monthly installments of Two Hundred Fifty Dollars ($250.00) as the estimated amount of Tenant's Proportionate Share of such insurance premiums. Within one hundred twenty (120) days after the end of each accounting year (which Landlord may change from time to time), Landlord shall provide Tenant with a reconciliation of the premiums for the insurance maintained by Landlord hereunder and a statement of the actual amount of Tenant's Proportionate Share thereof. Any excess payments


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

from Tenant shall be applied to the next installments of insurance premiums payable by Tenant hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's monthly installment of insurance premiums payable hereunder may be adjusted by written notice from Landlord.

SECTION 29. FIXTURES

     Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the Premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the Premises.

SECTION 30. SURRENDER

     The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the Premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the initial term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 31. HOLDING OVER

     There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at one hundred twenty-five percent (125%) the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 32. NOTICE

     Any consent, waiver, notice, demand, request or response thereto or other instrument required or permitted to be given under this Lease shall be given by overnight courier or by certified United States mail, return receipt requested, postage prepaid: (a) if to Landlord, at the address set forth in Section 1; and
(b) if to Tenant, at the address set forth in Section 1 with duplicate copies to
(i) General Counsel, 4150 E. Fifth Avenue, Columbus, Ohio 43219 and (ii) Randall
S. Arndt, Esq., Schottenstein Zox & Dunn, 250 West Street, Columbus, Ohio 43215. Either party may change its address for notices by notice in the manner set forth above, given at least thirty (30) days in advance. All such consents, waivers, notices, demands, requests or other instruments shall be deemed given upon receipt thereof or upon the refusal of the addressee to receive the same.

SECTION 33. DEFAULT

     (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

          1. Tenant fails to pay any monthly installment of rent within ten (10) days after the same shall be due and payable, except for the first two (2) times in any consecutive twelve (12) month period, in which event Tenant shall have five (5) days after receipt of written notice of such failure to pay before such failure shall constitute a default;

          2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty (20) days and if Tenant commences such performance or cure within said twenty (20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a


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

     reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

          3. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

          4. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

     (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant:

          1. Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any reasonable out-of-pocket cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

          2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, without terminating Tenant's obligation to pay rent due hereunder, in which event (A): neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may re-enter the Premises and dispose Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding a termination of this Lease, Landlord shall use good faith efforts to re-let all or any part of the Premises for at least the balance of the term of this Lease for commercially reasonable rent, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, such deficiency to be computed and paid monthly at the times that Rent is payable hereunder, together with all of Landlord's reasonable costs and expenses for preparing the Premises for re-letting, including all repairs which are Tenant's obligations hereunder, reasonable broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease. Notwithstanding a termination of this Lease by Landlord, Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the Premises for re-letting, and re-letting the Premises.

          3. Upon termination of this Lease pursuant to Section 33(b)2, Landlord may recover possession of the Premises under and by virtue of the provisions of the laws of the State of Ohio, or by such other proceedings, including reentry and possession, as may be applicable.

          4. If the Tenant shall not remove all of Tenant's property from said Premises as provided in this Lease, Landlord, at its option, may remove any or all of said property in any manner that Landlord shall choose and store same without liability for loss thereof, and Tenant will pay the Landlord, on demand, any and all reasonable expenses incurred in such removal and storage of said property for any length of time during which the same shall be in possession of Landlord or in storage, or Landlord may, upon thirty (30) days prior notice to Tenant, sell any or all of said property in such manner and for such price as the Landlord may reasonably deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the reasonable expenses of removal and sale.

          5. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

          6. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

          7. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction or dispossession of Tenant by Landlord under any provision of this Lease. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the termination of this Lease or after the giving of any notice shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of said Premises, the Landlord may receive and collect any rent or other amounts due Landlord and such payment shall not waive or affect said notice, said suit or said judgment.

     (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and/or equity and all such rights and remedies shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time without waiver thereof of any right or remedy provided or reserved to Landlord. No action or inaction by Landlord shall constitute a waiver of a default and no waiver of default shall be effective unless it is in writing, signed by the Landlord.

     (d) Default by Landlord. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

     (e) Interest on Past Due Obligations: All monetary amounts required to be paid by Tenant or Landlord hereunder which are not paid on or before the due date thereof shall, from and after such due date, bear interest at the Interest Rate, and shall be due and payable by such party without notice or demand.

     (f) Tenant's Remedies. In the event of default by the Landlord with respect to the Premises, Tenant shall have the option to cure said default. Landlord shall reimburse Tenant for


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

the reasonable costs incurred by Tenant in curing such default within thirty
(30) days after invoice thereof by Tenant, together with reasonable evidence supporting such invoiced amount. Tenant shall also have any and all rights available under the laws of the state in which the Premises are situated; provided, however, that any right of offset available to Tenant shall be subject to the provisions of Section 35 below.

SECTION 34. WAIVER OF SUBROGATION

     Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the Premises or in connection with the Center or activities conducted with the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 35. LIABILITY OF LANDLORD; EXCULPATION

     (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord and that all personal liability of Landlord to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Premises and the Center for the payment thereof.

     (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, members or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Center, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Center (whichever is applicable) and not out of any other assets of Landlord, or any of its officers, directors, shareholders, members or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate.

     Notwithstanding the above, Tenant shall have the right to offset any final, unappealable judgment against twenty five percent (25%) of all minimum rent and all percentage rental (but no other additional rent components) if not paid to Tenant by Landlord within thirty (30) days thereafter.

     (c) It is expressly agreed that nothing in this Lease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Tenant, or their successors and assigns.

SECTION 36. RIGHTS CUMULATIVE

     Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 37. MITIGATION OF DAMAGES

     Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 38. SIGNS

     (a) Landlord shall, at its sole cost and expense, construct, erect and maintain at the location(s) shown on the Site Plan, pylon sign(s) upon which Tenant's advertising panel shall be installed, provided same are approved by the applicable local governmental authority. Tenant's advertising panel shall be in the position and shall otherwise be as shown on Exhibit "F" attached hereto and made a part hereof. Landlord hereby approves Tenant's advertising panel for the pylon sign(s) as shown on said Exhibit "F". Thereafter, throughout the term of this Lease, Tenant shall have continuous representation on (a) such pylon sign(s) and any replacement pylon sign(s) consistent with Exhibit "F" and (b) any new pylon signs erected at the Center, and Tenant shall have no worse representation on any such new pylon sign(s) than any other tenant of the Center leasing the same or less square feet of leasable space as Tenant.

     (b) Tenant shall have the right to install its standard signs and awnings on the exterior of the Leased Premises provided that the same are in compliance with local code. Landlord agrees to provide an adequate building facia for Tenant's signs. Tenant shall also have the right to place signs or banners in the windows of the Premises provided the same have been professionally prepared.

     (c) Tenant shall have the right to alter its exterior and pylon signs with Landlord's consent, which consent shall not be unreasonably withheld; provided, however, Tenant shall have no obligation to obtain Landlord's consent to any change in Tenant's signage if such signage is consistent with Tenant's then prototypical signage.

SECTION 39. ENTIRE AGREEMENT

     This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 40. TENANT'S PROPERTY

     All equipment, inventory, trade fixtures and other property owned by the Tenant and located in the Premises shall remain the personal property of the Tenant and shall be exempt from the claims of the Landlord or any mortgagee or lienholder of the Landlord without regard to the means by which they are installed or attached specifically not including, however, the Tenant Improvements (defined in Section 49(a) below) which throughout the term and upon the expiration of this Lease shall be and remain the property of Landlord. The Landlord expressly waives any statutory or common law landlord's lien and any and all rights granted under any present or future laws to levy or distrain for rent (whether in arrears or in advance) against the aforesaid property of the Tenant on the Premises and further agrees to execute any reasonable instruments evidencing such waiver, at any time or times hereafter upon the Tenant's request including the "Landlord's Waiver" described in Section 56(c) hereof. The Tenant shall have the right, at any time or from time to time, to remove such trade fixtures or equipment. If such removal damages any part of the Premises, the Tenant shall repair such damages. Tenant is expressly authorized to finance, pledge, and encumber its own trade fixtures, equipment, and inventory for purposes of financing such trade fixtures, equipment and inventory.

SECTION 41. BINDING UPON SUCCESSORS

     The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 42. HAZARDOUS SUBSTANCES

     (a) During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising due to the breach of Tenant's obligations set forth in this Section. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the Premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the Premises.

     (b) Landlord hereby represents and warrants that, except as set forth in those certain Phase I Environmental Site Assessments dated March 22, 2004 and September 14, 2004, respectively, prepared by R.E. Warner & Associates Inc.: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Center and has received no notice and has no knowledge of the presence in, on or under the Center of any such hazardous substances; (ii) to Landlord's knowledge there have never been any underground storage tanks at the Center, whether owned by the Landlord or its predecessors in interest; (iii) to Landlord's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Center; (iv) to Landlord's knowledge it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Center; (v) to Landlord's knowledge there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Center; and (vi) to Landlord's knowledge there is no asbestos or asbestos-containing material in the Premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Landlord. Landlord hereby indemnifies Tenant for any and all loss, cost, damage or expense to Tenant resulting from any misrepresentation or breach of the foregoing representations and warranties.

     (c) If any such hazardous substances are discovered at the Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the Premises (unless introduced by the Tenant, its agents or employees), and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the Premises which, in the Tenant's reasonable judgment, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgment, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Landlord within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects Tenant's ability to conduct normal business operations in the premises, then the Tenant may terminate this Lease by written notice to the Landlord within thirty (30) days after such 180 day period, which notice shall be effective on Landlord's receipt thereof. Landlord shall comply with OSHA 29


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

CFR 1910.1001 (j) to notify tenants, including Tenant, of asbestos related activities in the Premises and the Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

SECTION 43. TRANSFER OF INTEREST

     If Landlord should sell or otherwise transfer its interest in the Premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord accruing subsequent to the date of such sale or transfer, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 44. ACCESS TO PREMISES

     Landlord and its representatives shall have free access to the Premises at all reasonable times for the purpose of: (a) examining the same or to make any alterations or repairs to the Premises that Landlord may deem necessary for its safety or preservation; (b) exhibiting the Premises for sale or mortgage financing; (c) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the Premises and putting up the usual notice "for rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 45. HEADINGS

     The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 46. NON-WAIVER

     No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 47. SHORT FORM LEASE

     This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

SECTION 48. ESTOPPEL CERTIFICATE

     Each party agrees that at any time and from time to time on ten (10) days prior written request by the other, it will execute, acknowledge and deliver to the requesting party a statement in writing stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as so modified is in full force and effect, and the dates to which the rent and other charges hereunder have been paid, and such other information as may reasonably re requested, it being intended that any such statements delivered pursuant to this Section may be relied upon by any current or prospective purchaser of or any prospective holder of a mortgage or a deed of trust upon or any interest in the fee or any leasehold or by the mortgagee, beneficiary or grantee of any security or interest, or any assignee of any thereof or under any mortgage, deed of trust or conveyance for security purposes now or hereafter done or made with respect to the fee of or any leasehold interest in the Premises


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

SECTION 49. TENANT'S REIMBURSEMENT

     (a) Landlord shall pay Tenant Two Hundred Forty Thousand Dollars ($240,000.00) (the "Tenant Reimbursement"), as payment for all costs incurred on behalf of Tenant for the purchase, erection, and installation of Tenant Improvements on or within the Premises. "Tenant Improvements" shall consist of the work described in the attached Exhibit "G". The Tenant Reimbursement shall be paid by Landlord to Tenant within ten (10) days of the later of (i) Tenant opening for business in the Premises and (ii) Tenant providing to Landlord a lien waiver from Tenant's general contractor. In the event Landlord does not timely pay the Tenant Reimbursement to Tenant, (a) Landlord shall pay to Tenant interest on such unpaid amounts the Interest Rate and (b) Tenant shall have the right to deduct any and all such amounts owed Tenant against payments of Rent thereafter due Landlord until such time as Tenant has been credited the full amount of the Tenant Reimbursement plus applicable interest.

     (b) Notwithstanding anything to the contrary contained in this Lease, the Tenant Improvements shall, at all times during the term of this Lease and upon the expiration or earlier termination of this Lease, be the property of Landlord. Tenant shall not acquire any interest, equitable or otherwise, in any Tenant Improvement.

SECTION 50. TENANT'S TERMINATION RIGHT

     In the event (i) that Tenant's gross sales (as defined in Section 5 of this Lease) shall be less than Six Million Six Hundred Thousand Dollars ($6,600,000.00) in either of the eighth (8th) or ninth (9th) Lease Years of the initial term hereof, and (ii) Tenant was open and operating for business for the Permitted Use during the Center's standard business days and hours during the eighth (8th) and ninth (9th) Lease Years (unless Tenant was not open and operating on account of casualty or condemnation), Tenant shall have the right, at Tenant's sole election, provided that Tenant is not then in default of the terms of this Lease beyond any applicable notice and cure periods, on or before the date (the "Last Termination Notice Date") which is thirty (30) days after the end of the ninth (9th) Lease Year, to send to Landlord a notice terminating this Lease as of the last day of the tenth (10th) Lease Year (the "Tenant's Termination Date"). In the event that Tenant shall so terminate this Lease in accordance with the provisions of this Section 50, then the term of this Lease shall terminate and expire on Tenant's Termination Date with the same force and effect as though said date was the scheduled expiration date of the term under this Lease. Notwithstanding the giving of such termination notice and Tenant's exercise of its termination right under this Section 50, Tenant shall perform and observe all of Tenant's obligations under this Lease through and including the Tenant's Termination Date and Tenant shall pay to Landlord, on or before the Tenant's Termination Date, the sum of One Hundred Thousand Dollars ($100,000.00). In the event Tenant exercises the termination right provided for in this Section 50, Landlord shall have the right, upon ten (10) days prior written notice, at Tenant's corporate headquarters, to examine Tenant's books and records relating to gross receipts at the Premises, provided such right shall expire sixty (60) days after Tenant notifies Landlord of Tenant's exercise of Tenant's election to terminate the Lease pursuant to the provisions of this
Section 50.

SECTION 51. NO BROKER

     Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission to any broker. Each party shall indemnify and hold the other party harmless from and against any claim or demand by any broker or other person for bringing about this Lease who claims to have dealt with such indemnifying party, including all expenses incurred in defending any such claim or demand (including reasonable attorney's fees).

SECTION 52. UNAVOIDABLE DELAYS

     In the event either party hereto (the "Delayed Party") shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, the unforeseen application of restrictive governmental laws or regulations, riots, insurrection, war, acts of terrorism or other reason of a like nature not the fault of the Delayed Party in performing work or


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

doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided that the Delayed Party notified the other party within fifteen
(15) days of the Delayed Party being informed of the occurrence of the event causing such delay. The provisions of this Section 52 shall not operate to excuse either party from the payment of any rental or other monetary sums due under the terms of this Lease.

SECTION 53. TIMELY EXECUTION OF LEASE

     Landlord and Tenant agree that this Lease, and the parties' obligations hereunder, shall automatically be null and void and this Lease shall terminate automatically without further action of the parties if both parties do not execute this Lease and both parties have not received an original thereof within sixty (60) days after the date of execution hereof by the first party to execute this Lease.

SECTION 54. ACCORD AND SATISFACTION

     No payment by Tenant or receipt by Landlord of a lesser amount than the entire rent and all other additional rents and charges hereunder shall be deemed to be other than payment on account of the earliest stipulated rent and other additional rents and charges hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or other additional rent and charges be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent and other additional rents and charges or pursue any other right or remedy available to the Landlord.

SECTION 55. WAIVER OF JURY TRIAL

     Landlord and Tenant do hereby knowingly, voluntarily and intentionally waive the right to a trial by jury of any and all issues either now or hereinafter provided by law in any action or proceeding between the parties hereto, or their successors, arising directly or indirectly out of or in any way connected with this Lease or any of its provisions, Tenant's use or occupancy of said premises and/or any claim for personal injury or property damage including, without limitation, any action to rescind or cancel this Lease, and any claim or defense asserting that this Lease was fraudulently induced or is otherwise void or voidable. It is intended that said waiver shall apply to any and all defenses, rights and/or counterclaims in any action or proceeding at law or in equity. This waiver is a material inducement for Landlord and Tenant to enter into this Lease.

SECTION 56. LEASEHOLD FINANCING

     (a) Landlord acknowledges and agrees that Tenant may from time to time during the term, without the consent of Landlord, mortgage or otherwise finance and encumber, whether by leasehold deed of trust or mortgage, collateral assignment of this Lease, lease/sublease-back, and/or assignment/leaseback, any and/or all of its leasehold estate hereunder, and property and rights in and to the Leased Premises granted to it under this Lease, as security for the payment of an indebtedness (any and all of which are herein referred to as a "Leasehold Mortgage" and the holder thereof is herein referred to as "Leasehold Mortgagee"). Any such Leasehold Mortgage shall be a lien only upon Tenant's leasehold estate hereunder and Tenant's interests in this Lease and shall not encumber Landlord's fee simple title to the Center or the Leased Premises. Pursuant to any such Leasehold Mortgage, the Leasehold Mortgagee or another person or entity (a "Successor-Tenant") may acquire title to Tenant's interest in the leasehold estate in the Leased Premises in any lawful way, including but not limited to, through foreclosure, assignment in lieu of foreclosure, or otherwise. In such event, the Successor-Tenant shall succeed to the rights of Tenant under this Lease, including the right to possession of the Leased Premises, in which event Landlord shall recognize the Successor-Tenant as the tenant under this Lease, the same as if such Successor-Tenant were the original tenant hereunder.

     (b) Tenant shall notify Landlord (and any Fee Mortgagee, as hereinafter defined in Section 56(d) below), in the manner hereinafter provided for the giving of notice, of the execution of such Leasehold Mortgage and the name and place for service of notice upon Leasehold Mortgagee. Upon such notification of Landlord that Tenant has entered into a


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

Leasehold Mortgage, Landlord hereby agrees for the benefit of such Leasehold Mortgagee, and upon written request by Tenant, to execute and deliver to Tenant and Leasehold Mortgagee a "Landlord's Agreement" whereby Landlord agrees to recognize the interest of Leasehold Mortgagee and any Successor-Tenant hereunder, on commercially reasonable terms and conditions acceptable to Leasehold Mortgagee.

     (c) Landlord does hereby waive any statutory or other lien of the Landlord in Tenant's present and after-acquired assets, including among other things, Tenant's inventory and equipment. To evidence such waiver for the benefit of Tenant's existing lender, Landlord shall, simultaneously with the execution and delivery of this Lease, execute and deliver to Tenant the "Landlord's Waiver" attached hereto and made a part hereof as Exhibit "H".

     (d) In the event that, at any time prior to the execution of this Lease and the recordation of a memorandum of lease in accordance with Section 47 hereof, Landlord has mortgaged or otherwise encumbered the fee simple title to the Premises, Landlord shall deliver to Tenant a commercially reasonable SNDA (as defined in Section 11) containing terms substantially similar to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "I", duly executed by the holder of any such mortgage or encumbrance (the "Fee Mortgagee"). Landlord agrees that Tenant's obligations hereunder shall be contingent upon delivery by Landlord to Tenant of an SNDA executed by the Fee Mortgagee on or before the Commencement Date, as more fully set forth in Section 11.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                        LANDLORD:

                                        JLP-HARVARD PARK, LLC
                                        an Ohio limited liability company

                                        By: Jubilee Limited Partnership,
                                            an Ohio limited partnership
                                        Its: Sole Member

                                        By: Schottenstein Professional Asset
                                            Management Corporation, an Ohio
                                            corporation
                                        Its: General Partner


                                        By: /s/ Jay Schottenstein
                                            ------------------------------------
                                        Name: Jay Schottenstein
                                        Title: Chairman


                                        TENANT:

                                        DSW INC.,
                                        an Ohio corporation


                                        By: /s/ Bill Jordan
                                            ------------------------------------
                                        Name: Bill Jordan
                                        Title: Vice President - General Counsel


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